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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 7, 2000, with respect to the financial statements and financial statement schedule of VIA NET.WORKS, Inc., which appears in VIA NET.WORKS, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP

McLean, Virginia
May 31, 2000